U.S. SECURITIES AND EXCHANGE
                                   COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2005
(July 14, 2004)


                            Provo International, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
            (State or jurisdiction of incorporation or organization)

                                    001-15673
                                    ---------
                            (Commission File Number)

                                   13-3950283
                                   ----------
                     (I.R.S. Employer Identification Number)

            One Blue Hill Plaza, P.O. Box 1548, Pearl River, NY 10965
            ---------------------------------------------------------
               (Address of principal executive offices (Zip Code)

                   Registrant's telephone number: 845-623-8553


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

      The Company's Form 10-QSB for its quarter ended September 30, 2004 contained the following information in Note K regarding a material agreement with respect to the disposal of assets to officers and directors of the Company.

"NOTE K- PLANNED DISPOSAL OF PROVO MEXICO

      In July 2004, the Company entered into an agreement with the former shareholders of Provo Mexico to sell back Provo Mexico to them in exchange for them returning back to the Company substantially all of the Company's shares of common stock and preferred stock issued to them (the "Unwind"). For the Unwind to take effect, the Company has to comply with several requirements including acquiring another line of business and obtaining stockholder and lender approval. Upon the Company complying with the requirements and when the likelihood of the unwind is more likely, the measurement date for disposal of Provo Mexico will be established for financial reporting purposes. Once the measurement date is established, the Company will recognize the loss on disposal of Provo Mexico and the Company's financial statements for periods that include results of Provo Mexico operations prior to the measurement date will be reclassified as results of discontinued operations. However, there can be no assurance that the Company will complete the Unwind."

      The Stock Purchase Agreement (the "Agreement") was entered into by and among the Company, Ventura Martinez del Rio Requejo ("Requejo") and Ventura Martinez del Rio Arrangoiz ("Arrangoiz"). Requejo and Arrangoiz are collectively hereinafter referred to as the "Buyers." Upon the completion of the transaction covered by the Agreement, the Buyers would relinquish to the Company 18,944,500 shares of Common Stock and 30,555,000 shares of Series E Preferred Stock in exchange for the Company's wholly-owned subsidiary, Provo Mexico. Provo Mexico was formerly owned by the Buyers who sold Provo Mexico's capital stock to the Company in exchange for a controlling position in the Company. The Agreement required Miguel Madero and Carlos Bello to tender their resignations to the Board which occurred on July 14, 2004 and for the Buyers to agree to appoint Nicko Feinberg and Stephen J. Cole-Hatchard to fill their vacancies on the Board, which occurred on July 14, 2004.

      By amendment dated December 31, 2004, the parties to the Agreement agreed to certain changes. It is now contemplated that a closing shall occur by March 31, 2005, unless the actions of a third party regulatory agency are the cause for a delay in the consummation of the transaction. The Agreement no longer requires the Company to purchase another line of business before the consummation of this transaction.

Item 2.05 Costs Associated with Exit or Disposal Activities.

      The transaction described in Item 1.01 is not anticipated to have any material costs of exit or disposal activities except for professional fees incurred in connection with the transaction and the preparation and filing of an Information Statement and/or Proxy Statement and the mailing and related costs associated with stockholder approval. Professional fees and other costs associated with stockholder approval are presently estimated not to exceed $50,000.

Item 2.06 Material Impairments.

      In the Company's Form 10-QSB for its quarter ended September 30, 2004, the Company reported the following:

      "NOTE L- IMPAIRMENT OF GOODWILL

      The Company's management evaluated Provo Mexico's operations and the near term business conditions in which Provo Mexico operates. Based on this evaluation, management determined that the goodwill related to Provo Mexico is impaired. Based on the estimated fair value of Provo Mexico, management estimated an impairment loss of $4,856,476 at September 30, 2004 and the impairment loss was charged to operations for the three months ended September 30, 2004. The measurement of impairment loss is an estimate and any further adjustment shall be recognized in the three months ended December 31, 2004 in connection with the execution of the unwind."

      As of January 7, 2005, the Company estimates an additional impairment loss for the quarter ended December 31, 2004 of approximately $487,000.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

      10.1- Stock Purchase Agreement by and among Provo International, Inc., Ventura Martinez del Rio Requejo and Ventura Martinez del Rio Arrangoiz.

      10.2- December 31, 2004 Letter Agreement modifying Exhibit 10.1.

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        PROVO INTERNATIONAL, INC.


Dated: January 7, 2005                  By: /s/ Stephen J. Cole-Hatchard
                                        --------------------------------
                                        Stephen J. Cole-Hatchard, CEO